Exhibit 3.1

AMEREN CORPORATION

BY-LAWS

As Amended Effective October 8, 2021

ARTICLE I

Shareholders

Section 1. The annual meeting of the shareholders of the Company shall be held on the fourth Thursday of April in each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at the registered office of the Company in the City of St. Louis, State of Missouri, or on such other date and at such other place within or without the state of Missouri as may be stated in the notice of meeting, for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

Section 2. (a) Special meetings of shareholders may only be called by (i) the Chief Executive Officer or, if one has not been appointed, by the President, (ii) the Chairman, if one shall have been appointed, (iii) the Board of Directors of the Company (“Board”) pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies, or (iv) the Secretary of the Company (“Secretary”) pursuant to this Section.

(b) The Secretary shall call a special meeting of shareholders at the written request(s) (“Request”) of holders of record Owning at least 25% (“Percentage”) of the outstanding shares of the Company’s common stock (“Shares”), as disclosed in the most recent report filed with the Securities and Exchange Commission before the proposed special meeting. A Request shall comply with Section 2, be signed and dated by each shareholder requesting the special meeting (including the shareholder(s) on whose behalf a request is being submitted, “Requester”) and be delivered to the Secretary at the principal executive office of the Company. A Request shall include (i) the specific purposes of the meeting, (ii) the information described in Section 8(a)(2) of this Article, (iii) an acknowledgment by the Requesters that such Request shall be deemed revoked if such Requesters do not Own at least the Percentage continuously until the meeting and (iv) documentary evidence that the Requester(s) Own at least the Percentage as of the date the Request is delivered. Requester(s) shall promptly provide information requested by the Company.

(c) A special meeting requested by shareholders shall be held on the date and time fixed by the Board in accordance with these By-Laws. At least one Requester must appear or send an authorized agent to present such business at the special meeting.

(d) A special meeting requested by shareholders shall not be held if (i) the requested business is not appropriate for shareholder action, (ii) the Request is received between 90 days before the first anniversary of the previous annual meeting and the next annual meeting, (iii) a shareholders meeting that included similar business was held less than 120 days before the Secretary receives the Request, (iv) the Board calls for a shareholders meeting with similar business to be held within 90 days after the Secretary receives the Request, or (v) the Request was made in violation of law. The nomination, election or removal of directors shall be deemed to be similar business with respect to all business involving the nomination, election or removal of directors, changing the size of the Board, filling vacancies and creating new directorships.

(e) To determine whether the Percentage has been met, multiple Requests will be considered together only if each Request identifies the same purposes and matters and such Requests have been delivered to the Secretary within sixty days of the earliest delivered Request. A Request may be revoked by written notification to the Secretary; if the Percentage is not met following such revocation, the Board may cancel the special meeting.

Section 3. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote thereat, at his address as it appears, if at all, on the records of the Company. Such further notice shall be given by mail, publication or otherwise as may be required by law. Meetings may be held without notice if all the shareholders entitled to vote thereat are present or represented at the meeting, or if notice is waived by those not present or represented.

Section 4. The holders of record of a majority of the shares of the capital stock of the Company issued and outstanding, entitled to vote thereat, present or represented by proxy, shall, except as otherwise provided by law, constitute a quorum at all meetings of the shareholders. If at any meeting there be no such quorum, such holders of a majority of the shares so present or represented may successively adjourn the meeting to a specified date not longer than ninety days after such adjournment, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as originally notified. The chairman of the meeting or a majority of shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

Section 5. Meetings of the shareholders shall be presided over by the Chief Executive Officer or, if he is not present, or if one has not been appointed, by the Chairman of the Board or by the President or, if neither the Chairman nor the President is present, by such other officer of the Company as shall be selected for such purpose by the Board. The Secretary or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary pro tem to be designated by the presiding officer shall act as secretary of the meeting.

Section 6. At all meetings of the shareholders every holder of record of the shares of the capital stock of the Company, entitled to vote thereat, may vote in person or by proxy. In all matters, including the election of directors, every decision of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, the other provisions of these amended By-Laws (these “By-Laws”), or the articles of incorporation of the Company (such articles, as they may be amended and/or restated from time to time being referred to herein as the “Articles of Incorporation”). In tabulating the number of votes on such matters, (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter, (ii) except as provided in (iii) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on shall not be deemed to be represented at the meeting for purposes of the vote as to such matter or matters, and (iii) a proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter shall be deemed to give voting instructions as to such matter.

Section 7. At all elections for directors the voting shall be by written ballot. If the object of any meeting be to elect directors or to take a vote of the shareholders on any proposition of which notice shall have been given in the notice of the meeting, the person presiding at such meeting shall appoint not less than two persons, who are not directors, inspectors to receive and canvass the votes given at such meeting. Any inspector, before he shall enter on the duties of his office, shall take and subscribe an oath, in the manner provided by law, that he will execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

Section 8.

(a) (1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Company who (a) was a shareholder of record at the time of giving of notice provided for in this Section or in Section 9 of this Article, as applicable, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures and meets the requirements set forth in this Section or in Section 9 of this Article, as applicable, as to such nomination or business; clause (iii) of this paragraph (a)(1) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual meeting of shareholders.

(2) (i) Without qualification, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to this Section, the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting except in the case of candidates recommended by shareholders of more than 5% of the Company’s outstanding shares of common stock (the “Shares”) who may also submit recommendations for nominations to the Nominating and Corporate Governance Committee in accordance with the procedures in clause (ii) of this paragraph (a)(2); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, such shareholder’s notice (whether given pursuant to this paragraph (a)(2) or paragraph (b) of this Section) shall set forth (a) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such provision and the nominee were a director or executive officer of such registrant; (b) as to any business other than the nomination of a director or directors that the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information in this clause (ii) shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (d) a signed statement by the nominee agreeing that, if elected, such nominee will (i) represent all Company shareholders in accordance with applicable law and these By-Laws, and (ii) comply with the Company’s Corporate Compliance Policy and the Company’s Policy Regarding Nominations of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(ii) Shareholders or a group of shareholders who have Owned (as defined in Section 9 of this Article) more than 5% of the Company’s outstanding shares of common stock as of the most recent date for which such number is disclosed by the Company in an annual or quarterly report filed with the SEC under the Exchange Act prior to the date the recommendation was made for at least one year as of the date the recommendation was made may recommend nominees for director to the Nominating and Corporate Governance Committee, provided that written notice from the shareholder(s) must be received by the Secretary at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the shareholder must be received by the Secretary not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (z) the written consent of the shareholder(s) recommending the nominee to being identified in the Company’s proxy statement) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder(s) and beneficial owner(s), if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder(s) making the nomination and any beneficial owner(s) on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such provision and the nominee were a director or executive officer of such registrant; (b) as to the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder(s), as they appear on the Company’s books, and of such beneficial owner(s), (ii)(A) the class or series and number of shares of the Company which are, directly or indirectly owned beneficially and of record by such shareholder(s) and such beneficial owner(s) and information with respect to the holding period for such shares, (B) Derivative Instruments directly or indirectly owned beneficially by such shareholder(s) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder(s) has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder(s) that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder(s) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder(s) is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder(s) and beneficial owner(s), if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (iii) any other information relating to such shareholder(s) and beneficial owner(s), if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) a signed statement by the nominee agreeing that, if elected, such nominee will (i) represent all Company shareholders in accordance with applicable law and these By-Laws and (ii) comply with the Company’s Corporate Compliance Policy and the Company’s Policy Regarding Nominations of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2)(i) of this Section to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(b) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders (i) in accordance with Section 2 of this Article or (ii) if the election of directors is included as business to be brought pursuant to the Company’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2)(i) of this Section with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to the date of such special meeting and not later than the close of business on the later of the 60th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The proposal by shareholders of other business to be conducted at a special meeting of shareholders may be made only in accordance with Section 2 of this Article. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section or in Section 2 or Section 9 of this Article shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section and Section 2 of this Article. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section or in Section 9 of this Article, as applicable, and, if any proposed nomination or business is not in compliance with this Section or with Section 9 of this Article, as applicable, and, if any proposed nomination or business is not in compliance with this Section or with Section 9 of this Article, as applicable, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and in Section 9 of this Article; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to clause (iii) of paragraph (a)(1), paragraph (a)(2) and paragraph (b) of this Section or Section 9 of this Article. Nothing in this Section or in Section 9 of this Article shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.

Section 9.

(a) Whenever the Board solicits proxies with respect to an election of directors at an annual meeting of shareholders (an “Annual Election”), subject to the provisions of this Section, it shall include in its proxy statement and on its proxy card for such Annual Election and on any ballot distributed at such Annual Election (such materials collectively, the “Proxy Materials”), in addition to individuals nominated by the Board or any committee thereof, the name, together with (in the case of such proxy statement only) the Required Information (defined below), of any individual nominated in compliance with this Section (each, a “Shareholder Nominee”) by an Eligible Shareholder (defined below) who expressly elects at the time of providing the notice required by this Section (the “Notice of Proxy Access Nomination”) to have its nominee included in the Proxy Materials pursuant to this Section. To be timely, an Eligible Shareholder seeking to have its nominee included in the Proxy Materials shall deliver the Notice of Proxy Access Nomination to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the Eligible Shareholder must be delivered to the Secretary not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Proxy Access Deadline”). In no event shall the public announcement of an adjournment of an annual meeting commence a new time period (or extend the Proxy Access Deadline) for the giving of a Notice of Proxy Access Nomination. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Proxy Materials with respect to any annual meeting of shareholders of the Company shall not exceed the Permitted Number.

(b) For purposes of this Article:

(1) The “Permitted Number” means 20% of the number of seats on the Board to be filled in the Annual Election (rounded down to the nearest whole number but not less than two) as of the Proxy Access Deadline. If one or more vacancies for any reason occurs on the Board after the Proxy Access Deadline but before the date of the Annual Election, and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining whether the Permitted Number has been reached, each of the following persons shall be counted as one of the Shareholder Nominees: (i) any individual nominated by an Eligible Shareholder pursuant to this Section whom the Board decides to nominate as a nominee of the Board, (ii) any director in office as of the Proxy Access Deadline who was previously included in the Proxy Materials as a Shareholder Nominee for any of the three preceding annual meetings of shareholders of the Company pursuant to this Section whom the Board decides to renominate for election as a nominee of the Board and (iii) any individual nominated by an Eligible Shareholder pursuant to this Section whose nomination is subsequently withdrawn at or prior to the Annual Election.

(2) An “Eligible Shareholder” means one or more shareholders of record who Owns and has Owned, or who collectively Own and have collectively Owned, at least the Required Interest for at least the three years (the “Minimum Holding Period”) preceding the date the Notice of Proxy Access Nomination is delivered to the Secretary in accordance with this Section, that continues to Own, or that continues to collectively Own, at least the Required Interest through the date of the Annual Election, and that complies with all applicable provisions of this Section; provided that the aggregate number of shareholders of record and, if and to the extent that a shareholder of record is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. The following shall be treated as one shareholder of record or beneficial owner, as applicable, if the applicable Eligible Shareholder shall provide together with the Notice of Proxy Access Nomination documentation reasonably satisfactory to the Board or its designee that demonstrates compliance with the following criteria: (i) funds under common management and investment control, (ii) funds under common management and funded primarily by the same employer or (iii) a “group of investment companies” (as such term is defined in the Investment Company Act of 1940, as amended); provided that each such fund or investment company otherwise meets the requirements set forth in this Section applicable to each shareholder of record or beneficial owner, as applicable, within a group that constitutes an

Eligible Shareholder. No shareholder of record or beneficial owner shall be permitted to be in more than one group that constitutes an Eligible Shareholder, and if any shareholder of record or beneficial owner appears as a member of more than one such group, it shall be deemed to be a member only of the group that Owns the largest number of shares of common stock of the Company as reflected in the Notice of Proxy Access Nomination. An Eligible Shareholder shall in its Notice of Proxy Access Nomination disclose the shares of common stock of the Company it is deemed to Own for purposes of this Section. In the event that the Eligible Shareholders consists of a group of shareholders, any and all requirements and obligations for an individual shareholder of record or beneficial owner, as applicable, that are set forth in this Section, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Interest shall apply to the ownership of the group in the aggregate.

(3) The “Required Interest” means 3% of the outstanding shares of common stock of the Company as of the most recent date for which such number is disclosed by the Company in an annual or a quarterly report filed with the SEC under the Exchange Act prior to the submission of the Required Information.

(4) A person is deemed to “Own” only those outstanding shares of the Company’s common stock as to which such person possesses both: (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person in any transaction that has not been settled or closed, (B) borrowed by such person for any purpose or purchased by such person pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such person’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person. A person is deemed to “Own” shares held in the name of a nominee or other intermediary so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by such person. A person’s ownership of shares shall be deemed to continue during any period in which such person has loaned such shares; provided that such person has the power to recall such loaned shares on three business days’ notice and provides a representation that it (a) will promptly recall such loaned shares upon being notified (1) in the case of a Request pursuant to Section 2 of this Article, that a special meeting will be held pursuant to such request, (2) in the case of a recommendation pursuant to Section 8(a)(2)(ii) of this Article, any of its recommended persons will be nominated by the Board as a nominee of the Board or (3) in the case of a nomination pursuant to this Section, that any of its Shareholder Nominees will be included in the Proxy Materials and (b) will continue to hold such shares through the date of (1) in the case of a Request pursuant to Section 2 of this Article, such special meeting held pursuant to such request or (2) in the case of a nomination pursuant to Section 8(a)(2)(ii)

of this Article or this Section, the Annual Election. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of the Company are “Owned” for these purposes shall be determined by the Board or its designee acting in good faith.

(5) The “Required Information” means (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Company, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC and (ii) if the Eligible Shareholder so elects, the Statement.

(6) The “Statement” means a written statement from the Eligible Shareholder in support of the Shareholder Nominee(s)’ candidacy to be included in the Company’s proxy statement, which Statement in order to be so included shall not exceed 500 words and must fully comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rule 14a-9. Notwithstanding anything to the contrary contained in this Section, the Company may omit from the Proxy Materials any information or Statement (or portion thereof) that it determines would violate any applicable law or regulation or that it believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading).

(c) Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Proxy Materials pursuant to this Section shall rank such Shareholder Nominee based on the order that the Eligible Shareholder desires such Shareholder Nominee to be selected for inclusion in the Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section from each Eligible Shareholder will be selected for inclusion in the Proxy Materials until the Permitted Number is reached, going in the order of the number (from largest to smallest) of shares of common stock of the Company that each Eligible Shareholder disclosed as Owned for purposes of this Section in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section from each Eligible Shareholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d) Any Eligible Shareholder nominating a person for election to the Board in accordance with this Section shall also deliver the following in writing to the Secretary at the principal executive offices of the Company no later than the Proxy Access Deadline:

(1) the information that would be required to be set forth in a shareholder’s notice of recommendation pursuant to Section 8(a)(2)(ii) of this Article;

(2) an acknowledgment by such Eligible Shareholder, and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, that such Notice of Proxy Access Nomination shall be deemed to be revoked if such Eligible Shareholder does not Own at least the Required Interest at all times between the date on which such Notice of Proxy Access Nomination is delivered to the Secretary and the date of the Annual Election;

(3) documentary evidence that such Eligible Shareholder Owns at least the Required Interest as of the date the Notice of Proxy Access Nomination is delivered to the Secretary, and has Owned continuously for the Minimum Holding Period prior to such date, at least the Required Interest; provided, however, that if such Eligible Shareholder, or any member of the group that together constitutes such Eligible Shareholder, is not the beneficial owner of the shares representing the Required Interest, then to be valid, the Notice of Proxy Access Nomination must also include documentary evidence that the beneficial owner on whose behalf the Notice of Proxy Access Nomination is being submitted Owns at least the Required Interest as of the date on which such Notice of Proxy Access Nomination is delivered to the Secretary, and has Owned continuously for the Minimum Holding Period prior to such date, at least the Required Interest;

(4) a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(5) a representation that such Eligible Shareholder (including each member of any group that together constitutes such Eligible Shareholder), and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted:

(i) acquired all of the shares of common stock of the Company that are held by such person at such time that such representation is being made in the ordinary course of business and not with the intent to change or influence control of the Company, including “control” as such term is defined under applicable securities laws, and does not presently have such intent;

(ii) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Election other than its Shareholder Nominee or a nominee of the Board;

(iii) will not use any proxy card other than the Company’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the Annual Election; and

(iv) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(6) an undertaking that such Eligible Shareholder agrees to:

(i) file any written solicitation or other communication with the Company’s shareholders relating to one or more of the Company’s directors or director nominees or any Shareholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(ii) assume (jointly and severally with all other group members, in the case of a group member) all liability stemming from any actual or alleged legal or regulatory violation arising out of communications by such Eligible Shareholder, the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, or the Shareholder Nominee nominated by such Eligible Shareholder (such persons collectively, the “Applicable Persons”) with the shareholders of the Company or out of the information that such Applicable Persons provided to the Company, its shareholders or any other person;

(iii) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, damages or any other loss in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by such Eligible Shareholder pursuant to this Section; and

(iv) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the Annual Election.

(7) an undertaking by each of the Applicable Persons that, in the event that any information or communications provided by such Applicable Person ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Applicable Person shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect;

(8) an undertaking by such Eligible Shareholder, and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, to provide immediate notice to the Company if such Eligible Shareholder (or such beneficial owners) ceases to own any shares representing the Required Interest prior to the date of the Annual Election; and

(9) in the case of a group that together constitutes such Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of such group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

In addition, each Eligible Shareholder, and the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, shall promptly provide any other information reasonably requested by the Company.

(e) Within the time period specified in this Section for delivering the Notice of Proxy Access Nomination, a Shareholder Nominee must deliver to the Secretary a written representation and agreement that such person:

(1) has read and agrees, if elected, to serve as a director and to adhere to the Company’s Corporate Governance Guidelines, the Company’s code of ethics and code of business conduct, these By-Laws and any other policies and guidelines of the Company applicable to directors;

(2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity (other than the Company) with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed to the Company;

(3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the Company, would vote or act on any issue or question as a director; and

(4) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

At the request of the Company, a Shareholder Nominee must submit all completed and signed questionnaires required of directors of the Company, including those applicable to committee service, within five business days of receipt of such questionnaire from the Company. The Company may request such additional information as necessary to permit the Board to determine if a Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules or regulations of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Company’s directors.

(f) The Company shall not be required to include, pursuant to this Section, a Shareholder Nominee in the Proxy Materials for any annual meeting of shareholders:

(1) if the Secretary receives a notice that a shareholder intends to nominate a candidate for director at such annual meeting pursuant to the advance notice requirements for directors set forth in Section 8(a)(2)(i) of this Article without such shareholder’s notice expressly electing to have such director candidate included in the Proxy Materials pursuant to this Section;

(2) if the Eligible Shareholder (or any member of any group that together constitutes such Eligible Shareholder) who has nominated such Shareholder Nominee, or the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, is currently engaged in a “solicitation” or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such annual meeting other than its Shareholder Nominee or a nominee of the Board;

(3) who is not “independent” under the rules and listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules or regulations of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Company’s directors, in each case as determined by the Board in good faith;

(4) who is or has been, within the past three years, an officer or director of a competitor as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(5) who is a director or officer of any public utility company regulated by the Federal Energy Regulatory Commission;

(6) whose election as a member of the Board would cause the Company to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of any principal U.S. exchange upon which the common stock of the Company is listed, or any applicable state or federal law, rule or regulation;

(7) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(8) who is or has been subject to any event specified in Rule 506(d)(1) of Regulation D under the Securities Act of 1933, as amended;

(9) if the Eligible Shareholder who nominated such Shareholder Nominee, the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, or such Shareholder Nominee fails to comply with its or their obligations pursuant to this Section; or

(10) for which an Eligible Shareholder has withdrawn its nomination or who becomes unwilling or unable to serve on the Board.

(g) Nothing in this Section shall limit the Company’s ability to solicit against and include in the Proxy Materials its own statements relating to any Shareholder Nominee.

(h) Notwithstanding anything to the contrary set forth herein, the Board or the chairman of any Annual Election shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (1) the Shareholder Nominee nominated by such Eligible Shareholder, such Eligible Shareholder (or any member of any group that together constitutes an Eligible Shareholder), or the beneficial owners, if any, on whose behalf the Notice of Proxy Access Nomination is being submitted, shall have breached its or their obligations under this Section, as determined by the Board or such chairman or (2) such Eligible Shareholder (or a qualified representative thereof) does not appear at the Annual Election to present its nomination pursuant to this Section. For purposes of this Section, to be considered a qualified representative of the Eligible Shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the Annual Election and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the Annual Election. The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section and to make any and all determinations necessary or advisable to apply this Section to any persons, facts or circumstances, including the power to determine (i) whether one or more shareholders qualifies as an Eligible Shareholder, (ii) whether a Notice of Proxy Access Nomination complies with this Section and has otherwise met the requirements of this Section, (iii) whether a Shareholder Nominee satisfies the qualifications and requirements in this Section, and (iv) whether any and all requirements of this Section have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Company and its shareholders (including any beneficial owners).

(i) Any Shareholder Nominee who is included in the Proxy Materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at such annual meeting or (2) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section for the next two annual meetings. For the avoidance of doubt, this paragraph (i) shall not prevent any shareholder from nominating any person to the Board pursuant to and in accordance with Section 8 of this Article. This Section shall provide the exclusive method for shareholders to include nominees for the Board in the Proxy Materials.

ARTICLE II

Directors

Section 1. The property and business of the Company shall be controlled and managed by its Board. The number of directors to constitute the Board shall be fifteen; provided, however, that such number may be fixed by the Board, from time to time, at not less than a minimum of three nor more than a maximum of twenty-one (21) (subject to the rights of the holders of shares of Preferred Stock, if any, as set forth in the Articles of Incorporation). Except as otherwise provided in the Articles of Incorporation, the directors shall hold office until the next annual election and until their successors shall be elected and qualified. A majority of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the original meeting had a quorum been present.

Section 2. Vacancies in the Board, including vacancies created by newly created directorships, shall be filled in the manner provided in the Articles of Incorporation, and, except as otherwise provided therein, the directors so elected shall hold office until their successors shall be elected and qualified.

Section 3. Meetings of the Board shall be held at such time and place within or without the State of Missouri as may from time to time be fixed by resolution of the Board, or as may be stated in the notice of any meeting. Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board may be held at any time upon call of the Chairman, if one shall have been appointed; the Chief Executive Officer or, if one has not been appointed, by the President; the Executive Committee, if one shall have been appointed; or by the Lead Director, selected in accordance with the Company’s Corporate Governance Guidelines. Notice of any special meeting shall be given by oral, telephonic (including via telecopier) or written notice, duly given or sent or mailed to each director not less than two (2) days before any such meeting. The notice of any meeting of the Board need not specify the purposes thereof except as may be otherwise required by law. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting, in writing.

Section 4. The Board, by the affirmative vote of a majority of the whole Board may appoint an Executive Committee, to consist of two or more directors as the Board may from time to time determine. The Executive Committee shall have and may exercise to the extent permitted by law, when the Board is not in session, all of the powers vested in the Board, except the power to fill vacancies in the Board, the power to fill vacancies in or to change the membership of said Committee, and the power to make or amend By-Laws of the Company. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum.

Section 5. The Board may also appoint one or more other committees to consist of such number of the directors and to have such powers as the Board may from time to time determine. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.

ARTICLE III

Officers

Section 1. As soon as is practicable after the election of directors at the annual meeting of shareholders, the Board shall elect one of its members President of the Company, and shall elect a Secretary. The Board may also elect from its members a Chairman of the Board (which office may be held by the President) and one or more Vice Chairmen of the Board. The Board shall designate either the Chairman, if any, or the President as the Chief Executive Officer of the Company. In addition, the Board may elect one or more Vice Presidents (any one or more of whom may be designated as Senior or Executive Vice Presidents), and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and other officers, agents, and employees as it may deem proper. The offices of Secretary and Treasurer may be held by the same person, and a Vice President of the Company may also be either the Secretary or the Treasurer.

Section 2. Between annual elections of officers, the Board may effect such changes in Company offices as it deems necessary or proper.

Section 3. Subject to such limitations as the Board may from time to time prescribe, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the Executive Committee. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

ARTICLE IV

Indemnification

Each person who now is or hereafter becomes a director, officer or employee of the Company, or who now is or hereafter becomes a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, shall be entitled to indemnification to the extent permitted by law and these By-Laws. Such right of indemnification shall include, but not be limited to, the following:

Section 1.

(a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) The Company shall further indemnify to the maximum extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (including appeals), whether civil, criminal, investigative (including private Company investigations), or administrative, including an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all expenses incurred by such person, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that the Company shall not indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(d) To the extent that a director, officer or employee of the Company or a person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Unless otherwise expressly provided by the Board, in no event shall any person who is or was an agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or enterprise, be entitled to any indemnification by the Company in any action, suit or proceeding, regardless of the fact that such person may have been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein. The preceding sentence is intended to eliminate any right any such person might otherwise have to be indemnified by the Company pursuant to Section 351.355.3. of the General and Business Corporation Law of Missouri.

(e) Any indemnification under this Section, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section. The determination shall be made by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(f) Where full and complete indemnification is prohibited by law or public policy, any person referred to in subsection (a) above who would otherwise be entitled to indemnification nevertheless shall be entitled to partial indemnification to the extent permitted by law and public policy. Furthermore, where full and complete indemnification is prohibited by law or public policy, any person referred to in this Section who would otherwise be entitled to indemnification nevertheless shall have a right of contribution to the extent permitted by law and public policy in cases where said party is held jointly or concurrently liable with the Company.

Section 2. The indemnification provided by Section 1 of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or these By-Laws or any agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and the Company is hereby specifically authorized to provide such indemnification by any agreement, vote of shareholders or disinterested directors or otherwise. The indemnification shall continue as to a person who has ceased to be a director, officer or employee entitled to indemnification under this Article and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. The Company is authorized to purchase and maintain insurance on behalf of, or provide another method or methods of assuring payment to, any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

Section 4. Expenses incurred by a person who is or was serving as a director or officer of the Company or a person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in defending a civil or criminal action, suit or proceeding referred to in Section 1 of this Article shall be paid by the Company in advance of the final disposition of the action, suit, or proceeding as shall be authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as may be authorized in this Article. Expenses incurred by a person who is or was serving as an employee of the Company in defending a civil or criminal action, suit or proceeding referred to in Section 1 of this Article may be paid by the Company in advance of the final disposition of the action, suit, or proceeding as may be authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

Section 5. If any provision or portion of this Article shall be held invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of all other provisions and portions not specifically held to be invalid, illegal or unenforceable, shall not be affected or impaired thereby and shall be construed according to the original intent, to the extent not precluded by applicable law.

Section 6. For purposes of this Article:

(a) References to “the Company” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer or employee of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

(b) The term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Company” shall be established as specified below in this Section 6(b) and shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and the word “include” or “includes” shall be construed in its expansive sense and not as a limiter; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article. For purposes of this Article, “serving at the request of the Company” shall be established solely by (1) express approval by the Nominating and Corporate Governance Committee of such person’s service as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, (2) the annual review by the Nominating and Corporate Governance Committee of a list of non-affiliated corporations, partnerships, joint ventures, trusts or other enterprises that Company officers are serving as a director or officer of, so long as the Nominating and Corporate Governance Committee does not notify any such officer within 30 days after receiving such list that such person is not serving at the request of the Company or (3) a person serving as a director or officer of a Company Subsidiary, as hereinafter defined. The term “Company Subsidiary” shall mean any corporation, partnership, joint venture, trust or other enterprise, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise. Upon establishing that a person is “serving at the request of the Company” as described under (1) (2) and (3) above, such person’s service for purposes of this Article shall begin at the time of his initial service as a director or officer of such other corporation, partnership, joint venture, trust or other enterprise. The obligations of the Company under this Article to provide indemnification or advancement of expenses to a person serving at the request of the Company as a director or officer of another entity shall only apply to the extent that such person is not entitled to or does not receive indemnification or advancement of expenses from such other entity.

(c) Notwithstanding anything to the contrary contained in these By-Laws or in Section 351.355.3 of the General and Business Corporation Law of Missouri, the maximum liability of the Company to any person “serving at the request of the Company,” at any time for all claims for indemnification and advancement of expenses for such person under these By-Laws or applicable law for such service shall for all purposes be limited to $25 million, except as otherwise expressly approved by the Board; provided, however, that the provisions of this Section 6(c) shall not be applicable in any respect to a person’s service only as a director or officer of a Company Subsidiary.

Section 7. This Article may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director, officer or employee to obtain indemnification or advancement of expenses with respect to an action, suit, or proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal.

ARTICLE V

Uncertificated Shares and Certificates of Stock

Section 1. The interest of each shareholder of any class of stock of the Company shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as determined by the Company from time to time. The shares of stock of the Company which are to be evidenced by certificates as provided in this By-Law shall be in such form as the Board may from time to time prescribe and shall be signed by the Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner if any, as the Board may from time to time prescribe. Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue. Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership. Upon the request of any holder of uncertificated shares, the Company shall also furnish such information as is required pursuant to Section 351.180.6. of the General and Business Corporation Law of Missouri.

Section 2. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon delivery of an assignment and power of transfer, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require, and with respect to any shares represented by a certificate upon surrender for cancellation of such certificate.

Section 3. No shares of stock of the Company shall be transferred if represented by a certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board in its discretion may require. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except that upon the request of the shareholder the Company may, at its option but without obligation, issue a replacement certificate upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board in its discretion may require.

Section 4. All determinations by the Company from time to time as to whether the Company shall at its option issue a certificate for any shares of any class of stock as provided in this By-Law shall be made by such officers of the Company as may be designated by the Board from time to time, and such determinations as to the issuance of certificates may vary as to any shares of any class and need not be uniform as to all shares or all classes.

ARTICLE VI

Closing of Stock Transfer Books or Fixing Record Date

The Board shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the stock transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.

ARTICLE VII

Checks, Notes, etc.

All checks and drafts on the Company’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board. The Board may authorize any such officer or agent to sign and, when the Company’s seal is on the instrument, to attest any of the foregoing instruments by the use of a facsimile signature, engraved or printed or otherwise affixed thereto. In case any officer or agent who has signed or whose facsimile signature has been placed upon any such instrument for the payment of money shall have ceased to be such officer or agent before such instrument is issued, such instrument may nevertheless be issued by the Company with the same effect as if such officer or agent had not ceased to be such officer or agent at the date of its issue.

ARTICLE VIII

Fiscal Year

The fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December following until otherwise changed by resolution of the Board, and the Board is authorized at any time by resolution to adopt and fix a different fiscal year for the Company.

ARTICLE IX

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Company and the words “Corporate Seal, Missouri.”

ARTICLE X

Amendments

The By-Laws of the Company may be made, altered, amended, or repealed by the Board.

ARTICLE XI

Words used herein denoting a specific gender, shall be construed to include any other gender, as applicable in the context.

24